UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 20, 2007


                                 NORDSTROM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    WASHINGTON                    001-15059                  91-0515058
(STATE OR OTHER JURISDICTION    (COMMISSION FILE         (I.R.S. EMPLOYER
    OF INCORPORATION)               NUMBER)              IDENTIFICATION NO.)


                1617 SIXTH AVENUE, SEATTLE, WASHINGTON     98101
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111


                                 INAPPLICABLE
        (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 8.01 OTHER EVENTS

Blake W. Nordstrom, President of Nordstrom, Inc., Erik B. Nordstrom, President of Stores, Peter E. Nordstrom, President, Merchandising, Michael
G. Koppel, Chief Financial Officer, James Nordstrom, President, Nordstrom Direct, each recently adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Messrs. Erik Nordstrom, Peter Nordstrom, Michael Koppel, James Nordstrom, and Blake Nordstrom each recently adopted a 10b5-1 plan as part of their individual long-term asset diversification, tax and financial planning strategy as follows:

  - On May 20, 2007, Mr. Erik Nordstrom adopted his 10b5-1 plan which provides for the sale of up to a total of 133,104 shares to be acquired through the exercise of his stock options scheduled to expire in February 2008 if not exercised prior to the options' expiration dates. Shares will be sold under Mr. Erik Nordstrom's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

  - On May 20, 2007, Mr. Peter Nordstrom adopted his 10b5-1 plan which provides for the sale of up to a total of 74,482 shares to be acquired through the exercise of his stock option scheduled to expire in February 2008 if not exercised prior to the option's expiration date. Shares will be sold under Mr. Peter Nordstrom's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

  - On May 23, 2007, Mr. Koppel adopted his 10b5-1 plan which provides for the sale of up to 16,604 shares to be acquired through the exercise of his stock option. His plan also provides for the sale of 7,600 shares acquired by Mr. Koppel through the settlement of Performance Stock Units. Shares will be sold under Mr. Koppel's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

  - On May 23, 2007, Mr. James Nordstrom adopted his 10b5-1 plan which provides for the sale of up to a total of 12,460 shares to be acquired through the exercise of his stock options. Shares will be sold under Mr. James Nordstrom's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

  - On May 25, 2007, Mr. Blake Nordstrom adopted his 10b5-1 plan which provides for the sale of up to an aggregate of 254,753 shares to be acquired through the exercise of his stock options over a period of approximately two years. This includes 3,572 option shares scheduled to expire in November 2007, 182,935 option shares scheduled to expire in February 2008, and 68,246 option shares scheduled to expire in February 2009, if not exercised prior to their expiration dates. Shares will be sold under Mr. Blake Nordstrom's plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

Transactions under these plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Nordstrom does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NORDSTROM, INC.



By:  /s/ Michael G. Koppel
    ----------------------
Michael G. Koppel
Chief Financial Officer and
Executive Vice President

Dated: May 30, 2007